Exhibit 10.2

RESIGNATION OF

THE BOARD OF DIRECTORS

OF

NUTS & BOLTS INTERNATIONAL, INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of the Corporation at a special meeting, notice to this meeting having been waived, held on February 29th, 2016

The Board of Directors who were present for this meeting & took active part therein were:

Michael Hillerbrand

WHEREAS there has been presented to and considered by this meeting a Motion to formally RESIGN and renounce all further corporate designation or affiliation with Nuts & Bolts International, Inc.;

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, has decided unanimously and RESOLVED that: I do hereby formally RESIGN, and sever any and all officials ties, duties, obligations or liabilities regarding Nuts & Bolts International, Inc. and do, by affixing, my signature hereto, officially as my last corporate act, DO HEREBY RESIGN.

The Director of the corporation, by affixing his signature hereto, does hereby formally resign, and shall allow the new Board to choose its Directors at a time and place of its choosing.

DATED: February 29th, 2016

/s/ Michael Hillerbrand

Michael Hillerbrand, Director,

Nuts & Bolts International, Inc.